Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated February 21, 2002 included in BioMarin Pharmaceutical Inc.'s Annual Report on Form 10-K as filed on March 31, 2002 and to all references to our Firm included in this registration statement.


                                                     /s/  Arthur Andersen LLP

San Francisco, California
April 23, 2002